Exhibit 2.1

Execution Version

AGREEMENT OF PURCHASE AND SALE

by and between

EACH OF THE ENTITIES LISTED ON SCHEDULE A, as SELLER

and

ILPT KYIN LLC, as BUYER

Dated as of February 14, 2019

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SCHEDULES
Schedule A	Sellers & Property Addresses
Schedule B	Property
Schedule 2.2(a)	Allocated Asset Value
Schedule 3.2(b-1)	Space Leases
Schedule 3.2(b-2)	Leasing Costs
Schedule 3.2(b-3)	Space Lease Defaults
Schedule 3.2(c)	Brokerage Commissions
Schedule 3.2(d)	Condemnations
Schedule 3.2(e)	Litigation
Schedule 3.2(i)	Tax Proceedings
Schedule 3.2(l)	CC&Rs
Schedule 4.2(a)	Assumed Contracts
Schedule 8.1	Permitted Exceptions
Schedule 10.1	Security Deposits
Schedule 10.7	Seller’s Leasing Costs

EXHIBITS
Exhibit A	Form of Tenant Estoppel Certificate
Exhibit B	Reserved
Exhibit C	Form of Assignment of Leases
Exhibit D	Form of Assignment of Contracts
Exhibit E	Form of Tenant Notices
Exhibit F	Form of Assignment of Licenses, Permits, Warranties and General Intangibles
Exhibit G	Form of Deed
Exhibit H	Form of Bill of Sale
Exhibit I	Form of FIRPTA Certificate
Exhibit J	Form of Title Affidavit

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AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, made as of the 14th day of February, 2019 by and between each of the entities listed in the column entitled “Seller” on Schedule A attached hereto and made a part hereof (collectively, “Seller”) and ILPT KYIN LLC, a Maryland limited liability company (“Buyer”).

BACKGROUND

A.                                    Seller is the owner of the land as more particularly described on Schedule B, as applicable and the owner of the building and other improvements thereon which are identified by the street addresses listed in the column entitled “Address” on Schedule A (collectively, the “Property”).

B.                                    The Property, together with the Asset-Related Property (as defined below) shall be referred to herein, collectively, as the “Assets”.

C.                                    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller’s right, title and interest in the Assets on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                                          Defined Terms. The capitalized terms used herein will have the following meanings.

“2018 Taxes” shall have the meaning assigned thereto in Section 10.2.

“Additional Rent” shall have the meaning assigned thereto in Section 10.1(a).

“Affiliate” shall mean any Person, from time to time, that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person.

“Agreement” shall mean this Agreement of Purchase and Sale, together with the Exhibits and Schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Allocated Asset Value” shall mean the value allocated among the Assets as set forth on Schedule 2.2(a) hereto opposite the name of such Property.

“Anson Lease” shall mean that certain Lease Agreement, dated March 7, 2008, by and between DH Anson, LLC, a Delaware limited liability company, as landlord and successor in interest to Browning/Duke LLC, and Anson Tenant, as tenant, as amended, supplemented or otherwise modified prior to the date hereof.

“Anson Property” shall mean the Property located at 4237-4255 Anson Boulevard, Whitestown, Indiana.

“Anson Tenant” shall mean Amazon.com Services, Inc., a Delaware corporation.

“Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(f)(i).

“Applicable Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“Asset File” shall mean the materials with respect to the Assets previously delivered to Buyer or its representatives by or on behalf of Seller in an on-line data website hosted by Broker.

“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).

“Assets” shall have the meaning assigned thereto in “Background” paragraph B.

“Assignment of Contracts” shall have the meaning assigned thereto in Section 6.1(a)(ii).

“Assignment of Leases” shall have the meaning assigned thereto in Section 6.1(a)(i).

“Assignment of Licenses, Permits, Warranties and General Intangibles” shall have the meaning assigned thereto in Section 6.1(a)(iv).

“Assumed Contracts” shall have the meaning assigned thereto in Section 4.2(a).

“Basket Limitation” shall mean an amount equal to $178,214.29; provided, that if the Siemens Closing occurs, the Basket Limitation shall be increased to $200,000.

“Broker” shall mean CBRE, Inc.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are required by Applicable Law to be closed in the city of New York, New York or the Commonwealth of Massachusetts.

“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1.

“Buyer’s Knowledge” shall mean the actual knowledge of Buyer based upon the actual knowledge of John Murray without any duty on the part of such Person to conduct any independent investigation or make any inquiry of any Person, except for an inquiry of Diane Bastianelli and Kevin McKenna, which knowledge shall also be deemed to include (i) any matter disclosed in any exhibit or schedule to this Agreement (including amendments thereto), (ii) any matters disclosed in due diligence reports or inspections obtained by Buyer, and (iii) any matters disclosed in the Asset File. The named individual shall have no personal liability by virtue of inclusion in this definition.

“Buyer’s Leasing Costs” shall have the meaning assigned thereto in Section 10.7.

“Buyer’s Reconciliation Statement” shall have the meaning assigned thereto in Section 10.1(b).

“Buyer Waived Breach” shall have the meaning assigned thereto in Section 11.3.

“Cap Limitation” shall mean an amount equal to $4,990,000; provided, that if the Siemens Closing occurs, the Cap Limitation shall be increased to $5,600,000.

“CC&Rs” shall have the meaning assigned thereto in Section 3.2(m).

“Claims” shall have the meaning assigned thereto in Section 7.3(a).

“Closing” shall have the meaning assigned thereto in Section 2.2(e).

“Closing Date” shall have the meaning assigned thereto in Section 2.2(e).

“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement, including, without limitation, each of the documents to be delivered by Seller pursuant to Section 6.2 and by Buyer pursuant to Section 6.1.

“Closing Statement” shall have the meaning assigned thereto in Section 6.1(b)(ii).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Condition of the Assets” shall have the meaning assigned thereto in Section 7.2(b).

“Contracts” shall mean, collectively, all written agreements or contracts of Seller, or entered into on behalf of Seller, relating to the ownership or operation of the Property, but excluding the Space Leases, the Existing Management Agreement, any contract pertaining to the operation of the Property that also pertains to the operation of another property, any agreement or contract of record and any written agreement or contract relating to any existing financing encumbering any of the Property.

“Deed” shall have the meaning assigned thereto in Section 6.2(a)(i).

“Disclosure” shall have the meaning assigned thereto in Section 6.1(b)(ii).

“Effective Date” shall mean (i) with respect to all Properties other than the Siemens Property, the date of this Agreement and (ii) with respect to the Siemens Property, the Siemens Closing Date.

“Environmental Laws” shall mean any Applicable Laws which regulate or control (i) Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Escrow Agent” shall have the meaning assigned thereto in Section 2.2(a).

“Excluded Assets” shall have the meaning assigned thereto in Section 2.1(c).

“Executive Order” shall have the meaning assigned thereto in Section 3.1(f)(i).

“Existing Lease” shall have the meaning assigned thereto in Section 10.7.

“Existing Management Agreement” shall mean, collectively, those certain Property Management Agreements, dated as of October 10, 2018, by and between one or more entities comprising Seller and Property Manager, as amended, modified and/or supplemented from time to time.

“Fixed Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Government List” shall mean any of (i) the Denied Persons List and the Entities List maintained by the United States Department of Commerce, (ii) the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List maintained by OFAC, and (iii) the Foreign Terrorist Organizations List and Debarred Parties List maintained by the United States Department of State.

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Hazardous Materials” shall have the meaning assigned thereto in Section 7.2(b)(i).

“Indemnification Claim” shall have the meaning assigned thereto in Section 11.5.

“Indemnified Party” shall have the meaning assigned thereto in Section 11.5.

“Indemnifying Party” shall have the meaning assigned thereto in Section 11.5.

“IRS” shall mean the Internal Revenue Service.

“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 15.3(c).

“Leasing Costs” shall mean, with respect to a particular Space Lease, all capital costs and expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the initial construction obligations of the landlord under such Space Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing); “tenant allowances” in lieu of or as reimbursements for the foregoing items; leasing commissions and brokerage commissions, in each case to the extent the landlord is responsible for the payment of such cost or expense under the relevant Space Lease or any other agreement relating to such Space Lease. Leasing Costs shall not include any obligation with respect to free rent periods except as otherwise specifically provided in Section 10.7.

“Liberty Signage License” shall mean that certain Revocable License Agreement dated as of April 19, 2016 between GPT Greenwood Owner LLC, as licensor, and Liberty Property Limited Partnership, as licensee.

“Losses” shall have the meaning assigned thereto in Section 11.1.

“Material Contracts” shall mean all Contracts other than those Contracts that are either (i) terminable as of right and with or without cause on thirty (30) days’ or less notice without cost or penalty or (ii) do not require the payment by, or on behalf of, Seller of more than $25,000 with respect to any Property in any calendar year.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

“Personal Property” shall have the meaning assigned there in Section 2.1(b)(ii).

“Property” shall have the meaning assigned thereto in “Background” paragraph A.

“Property Manager” shall mean GPT Realty Management LP.

“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“Reconciliation Period” shall have the meaning assigned thereto in Section 10.1(b).

“Releasees” shall have the meaning assigned thereto in Section 7.3(a).

“Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Reporting Person” shall have the meaning assigned thereto in Section 15.3(c).

“Representation Termination Date” shall have the meaning assigned thereto in Section 11.1.

“Representative Seller” shall have the meaning assigned thereto in Section 15.9.

“Sanctioned Country” shall have the meaning assigned thereto in Section 3.1(f)(iii).

“Sanctions” shall have the meaning assigned thereto in Section 4.1(f)(iii).

“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.

“Seller’s Actual Reimbursable Tenant Expenses” shall have the meaning assigned thereto in Section 10.1(b).

“Seller’s Actual Tenant Reimbursements” shall have the meaning assigned thereto in Section 10.1(b).

“Seller’s Knowledge” shall mean the actual knowledge of Seller based upon the actual knowledge of Nicholas Pell and Anthony Nelson without any duty on the part of such Person to conduct any independent investigation or make any inquiry of any Person, except for an inquiry of the Property Manager. The named individuals shall have no personal liability by virtue of inclusion in this definition.

“Seller’s Leasing Costs” shall have the meaning assigned thereto in Section 10.7.

“Siemens Closing” shall have the meaning assigned thereto in Section 2.2(g).

“Siemens Closing Date” shall have the meaning assigned thereto in Section 2.2(g).

“Siemens Lease” shall mean that certain Standard Industrial Lease by and between Plainfield Distribution Center, LLC and Siemens Real Estate Inc. dated August 19, 2008, as assigned pursuant to that certain Assignment and Assumption of Lease by and between Siemens Real Estate Inc., as assignor, and Siemens Tenant, as assignee, dated August 1, 2015, as further assigned by that certain Assignment and Assumption of Leases by and between US Industrial REIT III-Gateway (as successor-in-interest to Plainfield Distribution Center, LLC), as assignor, and Siemens Seller, as assignee, dated December 15, 2016 and as amended by that certain First

Amendment to Standard Industrial Lease by and between Siemens Seller and Siemens Tenant dated September 7, 2017.

“Siemens Property” shall mean that certain Property located at 2150 Stanley Road, Plainfield, Indiana and the Assets related thereto.

“Siemens Purchase Price” shall mean the amount set forth on Schedule 2.2(a) hereto opposite the name of the Siemens Property.

“Siemens Seller” shall mean GPT Stanley Road Owner LLC, a Delaware limited liability company.

“Siemens Tenant” shall mean Siemens Medical Solutions USA, Inc., a Delaware corporation.

“Space Leases” shall mean any lease, license, or other agreement that permits occupancy or use of the Property under which Seller is the holder of the landlord’s interest.

“Tax Proceedings” shall mean any tax abatement, tax certiorari or similar tax proceedings that have been commenced by Seller with respect to the Property for any tax year.

“Tenant” shall mean a tenant under a Space Lease.

“Tenant Notices” shall have the meaning assigned thereto in Section 6.1(a)(iii).

“Title Company” shall mean Chicago Title Insurance Company, by and through (a) Chicago Title Insurance Company at 711 Third Ave (#500), New York, New York 10017, Attention: Neal Miranda (“CTIC-NY”), with respect to 50% of the premiums of Buyer’s title policies, and (b) Chicago Title Insurance Company at 265 Franklin Street, Boston, Massachusetts 02110, Attention: Robert Capozzi, Esq. (“CTIC-Boston”), with respect to 50% of the premiums of Buyer’s title policies.

“Title Policies” shall mean the ALTA owner’s title insurance policies without any endorsements issued by the Title Company insuring Buyer’s fee title to the Property in an amount equal to the Purchase Price.

“Transfer Tax Forms” shall have the meaning assigned thereto in Section 6.1(b)(i).

“Violations” shall mean all violations of Applicable Law relating to the Property now or hereafter issued or noted, including any open or expired building permits and any fines or penalties associated with the foregoing.

ARTICLE II

SALE, PURCHASE PRICE AND CLOSING

SECTION 2.1.                                          Sale of Assets.

(a)                                 On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, Seller’s right, title and interest in the Assets, and for the avoidance of doubt, the Asset-Related Property. It is understood and agreed that the closing of the purchase of the Assets shall occur contemporaneously and, except as explicitly set forth in this Agreement, none of the purchases of the Assets shall close unless the purchases of all of the Assets close contemporaneously.

(b)                                 The transfer of the Assets to Buyer shall include the transfer of all Asset-Related Property. For purposes of this Agreement, “Asset-Related Property” shall mean, with respect to the Property, all of Seller’s right, title and interest in and to the following:

(i)                                     Seller’s interest if any, in all easements, covenants and other rights appurtenant to the Property, all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Property and to the center line thereof and other appurtenances related thereto, including, without limitation, any mineral rights or subsurface rights below such Property and any air rights above such Property;

(ii)                                  to the extent the same are not Excluded Assets, all furniture, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date be, placed in or attached to the Property and are used solely in connection with the operation of the Property (but not including items owned or leased by Tenants or the Property Manager, or which are leased by Seller) (the “Personal Property”);

(iii)                               to the extent they may be transferred under Applicable Law without consent, all licenses, permits, authorizations, certificates of occupancy, warranties, guaranties and development rights presently issued in connection with the operation of all or any part of the Property as it is presently being operated which remain valid or in effect after Closing;

(iv)                              to the extent assignable without consent, all warranties, if any, issued to Seller from any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of the Property;

(v)                                 all Space Leases and all security and escrow deposits, letters of credit, guaranties and similar credit enhancements held by Seller, if any, in connection therewith;

(vi)                              all street numbers, plans and specifications (including as built plans, if any) and all other intangible property relating to the Property (and excluding the Excluded Assets) in Seller’s possession or control; and

(vii)                           all Assumed Contracts.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Assets to be sold to Buyer and Seller shall retain all liabilities and obligations with respect thereto (collectively, the “Excluded Assets”):

(i)                                     Cash. All Seller’s cash on hand or on deposit in any house bank, operating account or other account maintained in connection with the ownership, operation or management of the Property or the Assets;

(ii)                                  Third Party Property. Any fixtures, personal property, equipment, artwork, trademarks or other intellectual property or other assets which are (A) owned or leased by (x) the supplier or vendor under any Contract, (y) Tenants, or (z) the Property Manager, or (B) leased by Seller;

(iii)                               Insurance Claims. Any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date;

(iv)                              Claims Against Former Tenants. Any claims or proceeds arising out of or relating to claims of Seller against any former tenants or occupants of any portion of the Property who no longer have any right to or interest in the Property subject to Section 10.1 hereof;

(v)                                 Management Property. Any appliances, tools, supplies, machinery, telephone systems, computer systems, security systems, vehicles, artwork, sculptures, furnishings, furniture, televisions, inventory and other personal property which are, as of the Closing Date, owned or leased by Property Manager at the Property; and

(vi)                              Additional Reserved Seller Assets. Any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Blackstone”, “GPT Operating Partnership LP”, “Gramercy Property Trust”, “Revantage”, “Gateway Industrial Properties”, and any name containing “GPT” and any derivations thereof, and any trademarks, service marks, trade names, brand marks, brand names, domain names, social media identifiers or sites (including, but not limited to, Facebook, Instagram, Twitter or Snapchat), trade dress or logos relating thereto, and any other intangible property that is not used exclusively in connection with the Property.

SECTION 2.2.                                          Purchase Price and Closing.

(a)                                 Subject to the adjustments, prorations and credits provided for in this Agreement, the consideration to be paid by Buyer to Seller for the purchase of the Assets shall be an amount equal to TWO HUNDRED EIGHTY MILLION DOLLARS ($280,000,000) (the “Purchase Price”). On or prior to the Closing Date, the Purchase Price (less the Siemens Purchase Price) has been paid by Buyer in immediately available funds by wire transfer to Chicago Title Insurance Company, 711 Third Ave (#500), New York, New York 10017, Attention: Neal Miranda, as escrow agent (in such capacity, “Escrow Agent”) pursuant to mutually acceptable escrow arrangements and, in the event the Siemens Closing occurs, the Siemens Purchase Price shall be paid by Buyer on or prior to the Siemens Closing Date in accordance with this Section 2.2(a).

(b)                                 No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement. Seller and Buyer hereby agree that any adjustments to the Purchase Price pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Applicable Law.

(c)                                  Seller and Buyer hereby agree that the Purchase Price shall be allocated among the Property in accordance with the Allocated Asset Values for federal, state and local tax purposes in accordance with applicable U.S. federal tax law and analogous provisions of state or local laws. Seller and Buyer shall file all tax returns and related tax documents in accordance with such Allocated Asset Values.

(d)                                 This Agreement is intended to be a single unitary agreement. Other than with respect to the Siemens Property which is governed by Section 2.2(g), Seller is required to sell all of the Property to Buyer pursuant to the terms and provisions of this Agreement, and Buyer is required to purchase all of the Property from Seller pursuant to the terms and provisions of this Agreement.

(e)                                  The closing of the sale and purchase of the Assets (the “Closing”) shall take place on the date hereof (the “Closing Date”), it being understood that the Closing Date for all Assets other than the Siemens Property shall occur on the date hereof and the “Closing Date” for the Siemens Property shall occur on the Siemens Closing Date. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO BUYER’S AND SELLER’S OBLIGATIONS UNDER THIS AGREEMENT.

(f)                                   There shall be no requirement that Seller and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

(g)                                  With respect to the Siemens Property, Buyer and Seller acknowledge and agree that Buyer is continuing to review the diligence materials in connection with the Siemens Property and, during such time, Buyer shall have no obligation to acquire the Siemens Property and Siemens Seller shall have no obligation to sell the Siemens Property and either party may terminate this Agreement at any time up until the Siemens Closing for any reason solely as it relates to the Siemens Property and (x) such termination shall not have any impact on the sale or Closing of the other Properties, Buyer, or Seller and (y) neither Buyer nor Seller shall have any further obligations under this Agreement with respect to the Siemens Property and the Siemens Seller shall no longer be a “Seller” under this Agreement.  In the event Buyer elects to acquire the Siemens Property and Siemens Seller does not terminate this Agreement with respect to the Siemens Property, Buyer will provide written notice to Siemens Seller of its intent to acquire the Siemens Property (which may be by email) and Buyer and Siemens Seller will agree on a closing date (the “Siemens Closing Date”) for the purchase and sale of the Siemens Property for the Siemens Purchase Price on the terms and conditions set forth in this Agreement (the closing of the sale and purchase of the Siemens Property, the “Siemens Closing”).  To the extent this Agreement is not terminated prior to the Siemens Closing, at the Siemens Closing, Buyer and the Siemens Seller will enter into the Closing Documents for the Siemens Property and update the schedules to this Agreement to set forth all information required to be included thereon with respect to the Siemens Property.  Notwithstanding anything to the contrary contained herein, the representations, warranties, covenants and conditions set forth in this Agreement (including, for the avoidance of doubt, any Exhibits and Schedules attached hereto) shall not apply to the Siemens Property and all references therein to the Siemens Property shall be of no force or effect unless and until the Siemens Closing Date occurs, in which case, (x) the representations, warranties, covenants and conditions set forth in this Agreement will apply to the Siemen Property, (y) solely for the purposes of the Siemens Property, all references contained herein to (i) the “Property” and/or the “Assets” shall be deemed to mean the Siemens Property, (ii) the “Effective Date” and the “Closing Date” shall be deemed to mean the Siemens Closing Date (including, without limitation, for the purposes of determining the adjustments and prorations set forth in Article X with respect to the Siemens Property and the Representation Termination Date shall run from the Siemens Closing Date) and (iii) the “Closing” shall be deemed to refer to the Siemens Closing and (z) the conditions to Closing set forth in Article V and the closing deliverables set forth in Article VI shall only apply with respect to the Siemens Property.  This Section 2.2(g) shall survive the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.1.                                          General Seller Representations and Warranties. Seller hereby represents and warrants to Buyer as follows:

(a)                                 Formation; Existence. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Power and Authority. Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)                                  No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or any other Person is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or any of Seller’s obligations in connection with the transactions required or contemplated hereby.

(d)                                 No Conflicts. Seller’s execution, delivery and compliance with, and performance of the terms and provisions of this Agreement, and the sale of the Assets, will not (i)

conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party, or (iii) violate any Applicable Law relating to Seller or its assets or properties except, with respect to clause (iii), for any conflict or violation which will not adversely affect (A) Seller’s ability to consummate the transactions contemplated by this Agreement or (B) Seller’s ownership interest in the Assets.

(e)                                  Bankruptcy. Seller is not a debtor under any bankruptcy proceedings, voluntary or involuntary, and has not made an assignment for the benefit of its creditors.

(f)                                   Anti-Terrorism Laws.

(i)                                     Neither Seller nor, to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is in violation of any Applicable Laws relating to anti-corruption, anti-bribery, terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws”).

(ii)                                  Neither Seller nor, to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any Government Lists.

(iii)                               Neither Seller, nor to Seller’s Knowledge, any Person with a direct interest in Seller, is named on a Government List, or is acting for or on behalf of any country or territory subject to comprehensive economic sanctions (as of the Effective Date and without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) (each a “Sanctioned Country”).

(iv)                              Neither Seller, nor any Person controlling or controlled by Seller, is the target of Sanctions.

SECTION 3.2.                                          Representations and Warranties of Seller as to the Assets. Seller hereby represents and warrants to Buyer as follows:

(a)                                 Material Contracts.  There are no Material Contracts affecting the Property (or any portion thereof) or which will be binding on Buyer after the Closing.

(b)                                 Space Leases. (i) The Space Leases listed on Schedule 3.2(b-1) constitute all the leases, consents to subleases, licenses and occupancy agreements and any guaranties relating thereto relating to the Property (under which Seller is the holder of the landlord’s interest), (ii) the Space Leases have not been modified or amended except as stated in Schedule 3.2(b-1) and, to Seller’s Knowledge, each Space Lease is in full force and effect on the terms set forth therein, (iii) the Space Leases contain the entire agreement between the relevant landlord and the

Tenants named therein, (iv) except as set forth in Schedule 3.2(b-1), Fixed Rent and Additional Rent are currently being collected under the Space Leases without offset, counterclaim or deduction. True, correct and complete copies of the Space Leases have been provided to Buyer in the Asset File, (v) except as set forth on Schedule 3.2(b-2), there are no Leasing Costs currently outstanding or which would otherwise become due or payable after the Closing Date with respect to the Space Leases and Seller has no present obligation to provide any Tenant with any free rent or other rent credits and no Tenant under any of the Space Leases is entitled to any rent abatements, free rent or similar concessions, (vi) Schedule 10.1 is a true, correct and complete list of all security deposits (whether in the form of cash, letter of credit or otherwise) held by Seller under the Space Leases and (vii) except as set forth on Schedule 3.2(b-3), Seller has not delivered written notice of and, to Seller’s Knowledge, there is no default under a Space Lease by any Tenants to the extent such default remains uncured, nor, to Seller’s Knowledge, do any facts or circumstances exist which with giving of notice, the passage of time or both would constitute a material default by Seller under the Anson Lease and, to the extent not certified to Buyer by Siemens Tenant, by the Siemens Seller under the Siemens Lease.

(c)                                  Brokerage Commissions. There are no unpaid brokerage commissions or finders’ fees payable by Seller with respect to the current or any exercised renewal term of any of the Space Leases other than those set forth on Schedule 3.2(c).

(d)                                 Condemnation. Except as set forth on Schedule 3.2(d), there are no pending condemnations or eminent domain proceedings affecting the Property or any portion thereof, and to Seller’s Knowledge, no such action is threatened in writing against the Property.

(e)                                  Litigation. Except as set forth on Schedule 3.2(e), there are no litigations, actions, suits, arbitrations, claims, government investigations, or proceedings pending or, to Seller’s Knowledge, threatened in writing against Seller or, to Seller’s Knowledge, affecting any Property. Seller is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would adversely affect the ability of Seller to perform its material obligations hereunder.  There are no legal actions, suits or proceedings pending by Seller against any Tenant under any Space Lease, including, without limitation, any summary dispossess or other eviction or ejectment proceedings.

(f)                                   Employees. Seller does not have and has never had any employees, and neither Seller nor any of its Affiliates is a party to any employment agreement, union agreement, benefit agreement, pension plan, or collective bargaining agreement, at or otherwise affecting the Property which will survive the Closing or for which Buyer will be responsible for or have any liability for after the Closing.

(g)                                  Rights of Third Parties.

(i)                                     Other than pursuant to the Anson Lease, any matter disclosed in the Title Policies, or Buyer’s rights under this Agreement, there are no unexpired options to purchase, rights of first refusal or first offer or any other rights held by a third party to purchase or otherwise acquire the Property or any portion thereof.

(ii)                                  On or about July 16, 2018, Seller delivered a Notice to Sell (as defined in the Anson Lease) to the Anson Tenant requesting a waiver from the Anson Tenant of its right of first offer pursuant to Addendum 8 of the Anson Lease in connection with a sale of the Anson Property.  Seller did not receive a written response from the Anson Tenant.

(h)                                 Compliance With Applicable Law.  Seller has not received any written notice alleging that the Property violates any Applicable Law in any material respect which remains uncured.

(i)                                     Taxes.  Seller has not received any written notice of any proposed or pending increase in the assessed valuation or rate of taxation of any or all of the Property from that reflected on the most recent real estate tax bills. Except as set forth on Schedule 3.2(i), no Tax Proceedings are currently pending or subject to appeal or will be currently pending or subject to appeal as of the Closing Date.

(j)                                    Hazardous Materials. Seller has not received written notice from any Governmental Authority of any Hazardous Materials which exist on or about the Property or any violation of any Applicable Law (including, without limitation, environmental laws) with respect to Hazardous Materials on the Properties which remains uncured.

(k)                                 Letters of Credit.  There are no letters of credit, bonds, notes or other instruments constituting non-cash security deposits under any of the Space Leases.

(l)                                     CC&Rs.  Seller has not received any written notice of default under any of the covenants, conditions, restrictions, rights-of-way or any reciprocal easement agreements affecting the Property as set forth on Schedule 3.2(l) (“CC&Rs”), which remain uncured and to Seller’s Knowledge, Seller has not received written notice from any party of such party’s intention to cease performing its obligations under the applicable CC&R or to cease operations at the applicable Property.

(m)                             Personal Property. Seller has good and valid title to the Personal Property to be conveyed to Buyer at Closing.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

SECTION 4.1.                                          Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a)                                 Formation; Existence. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Maryland.

(b)                                 Power; Authority. Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Assets and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)                                  No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or any other Person, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Buyer or any of Buyer’s obligations in connection with the transactions required or contemplated hereby.

(d)                                 No Conflicts. Buyer’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Assets, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, or (iii) violate any Applicable Law relating to Buyer or its assets or properties.

(e)                                  Bankruptcy. Buyer is not a debtor under any bankruptcy proceedings, voluntary or involuntary, and has not made an assignment for the benefit of its creditors.

(f)                                   Anti-Terrorism Laws.

(i)                                     Neither Buyer nor, to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is in violation of the Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws.

(ii)                                  Neither Buyer nor, to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any Government Lists.

(iii)                               Neither Buyer, nor to Buyer’s Knowledge, any of its respective partners, members, shareholders or other equity owners or any other Person controlling or controlled by Buyer, is a Person named on a Government List, or is acting for or on behalf of any Sanctioned Country and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities with the governments of, or any individuals or entities located in, any Sanctioned Country or from activities that otherwise contravene any economic sanctions administered by OFAC, the U.S. Department of State, or any other applicable economic sanctions authority (collectively, “Sanctions”), or from any activities that contravene any Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

(iv)                              Neither Buyer, nor any Person controlling or controlled by Buyer, is the target of Sanctions.

SECTION 4.2.                                          Covenants of Buyer.

(a)                                 Assumed Contracts.  On or prior to the Closing Date, Buyer has delivered a list of Contracts which Buyer shall, as elected by Buyer in its sole and absolute discretion, assume as of the Closing (if any, the “Assumed Contracts”). For the purposes hereof, the Assumed Contracts shall only include those Contracts listed on Schedule 4.2(a) attached hereto.  Seller shall, at Seller’s sole cost and expense, terminate all other Contracts that are not Assumed Contracts on or before the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

SECTION 5.1.                                          Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Assets to Buyer on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing Date of the following conditions:

(a)                                 Each of the representations and warranties made by Buyer in this Agreement is true and correct in all material respects on and as of the Closing Date.

(b)                                 Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer on or before the Closing.

(c)                                  No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction is in effect as of the Closing which restrains or prohibits the transfer of the Assets.

(d)                                 Seller has received all of the documents required to be delivered by Buyer under Section 6.1.

(e)                                  Seller has received the Purchase Price in accordance with Section 2.2 and all other amounts due to Seller hereunder.

SECTION 5.2.                                          Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to purchase and pay for the Assets on the Closing Date is subject to the satisfaction (or waiver by Buyer) as of the Closing Date of the following conditions:

(a)                                 Each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date.

(b)                                 Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

(c)                                  No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental

Authority of competent jurisdiction is in effect as of the Closing Date which restrains or prohibits the transfer of the Assets.

(d)                                 Buyer has received the tenant estoppels from Tenants under the Space Leases in a form reasonably acceptable to Buyer (other than from the Tenant under the Liberty Signage License).

(e)                                  Buyer has received all of the documents required to be delivered by Seller under Section 6.2.

SECTION 5.3.                                          Waiver of Conditions Precedent.  The occurrence of the Closing shall constitute conclusive evidence that Seller and Buyer have respectively waived any conditions which are not satisfied as of the Closing.

ARTICLE VI

CLOSING DELIVERIES

SECTION 6.1.                                          Buyer Closing Deliveries. Buyer has delivered the following documents to the Escrow Agent:

(a)                                 With respect to the Assets:

(i)                                     an assignment and assumption of Seller’s interest in the Space Leases for the Property (the “Assignment of Leases”) duly executed by Buyer in substantially the form of Exhibit C attached hereto;

(ii)                                  an assignment and assumption of the Assumed Contracts (the “Assignment of Contracts”) duly executed by Buyer in substantially the form of Exhibit D attached hereto;

(iii)                               notice letters to the Tenants at the Property (the “Tenant Notices”) duly executed by Buyer, in substantially the form of Exhibit E attached hereto, which Tenant Notices Buyer shall, at Buyer’s sole cost and expense, either mail to each Tenant by certified mail, return receipt requested, hand-deliver to each Tenant or such other method as permitted under the applicable Space Lease (and Buyer shall provide proof of delivery thereof to Seller promptly following the Closing); and

(iv)                              the assignment of all licenses, permits, warranties and intangibles with respect to the Property to the extent assignable (but excluding any Excluded Assets) (the “Assignment of Licenses, Permits, Warranties and General Intangibles”) duly executed by Buyer in substantially the form of Exhibit F attached hereto.

(b)                                 With respect to the transactions contemplated hereunder:

(i)                                     all transfer tax returns and forms to the extent required by Applicable Law in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this

Agreement, in each case, as prepared by Seller and Buyer and duly executed by Buyer, as applicable (the “Transfer Tax Forms”);

(ii)                                  a closing statement prepared and reasonably approved by Seller and Buyer, consistent with the terms of this Agreement (the “Closing Statement”) duly executed by Buyer; and

(iii)                               with respect to each Property located in Indiana, a counterpart of an Indiana Sales Disclosure Form (State Form 46021) executed by Buyer (each, a “Disclosure”).

SECTION 6.2.                                          Seller Closing Deliveries. Seller has delivered the following documents to the Escrow Agent:

(a)                                 With respect to the Assets:

(i)                                     a deed with respect to each Property (each, a “Deed”) in substantially the form of Exhibit G-1 and Exhibit G-2 attached hereto duly executed by Seller;

(ii)                                  the Assignment of Leases for Property duly executed by Seller;

(iii)                               a bill of sale duly executed by Seller in substantially the form of Exhibit H attached hereto, relating to all fixtures, chattels, equipment and articles of Personal Property owned by Seller which are currently located upon or attached to the Property and used solely in connection with the operation of the Property (but not including any Excluded Assets);

(iv)                              the Assignment of Contracts for the Property duly executed by Seller;

(v)                                 the Tenant Notices for the Property duly executed by Seller;

(vi)                              an affidavit that Seller is not a “foreign person” within the meaning of Section 1445 of the Code, in substantially the form of Exhibit I attached hereto;

(vii)                           the Assignment of Licenses, Permits, Warranties and General Intangibles for the Property duly executed by Seller;

(viii)                        evidence of the termination of the Existing Management Agreement with respect to the Property; and

(ix)                              copies of the Space Leases referred to in the Assignment of Leases, which delivery may be satisfied by delivery outside of escrow, at the Property or at the office where such files are located or otherwise by mutual agreement between Buyer and Seller.

(b)                                 With respect to the transactions contemplated hereunder,

(i)                                     all Transfer Tax Forms duly executed by Seller, as applicable;

(ii)                                  the Closing Statement duly executed by Seller;

(iii)                               a counterpart of each Disclosure executed by Seller; and

(iv)                              if and to the extent requested by Title Company, an owner’s title affidavit substantially in the form attached hereto as Exhibit J (as may be modified to reflect any factual matters existing at the Property).

SECTION 6.3.                                          Cooperation.  Subject to the terms of this Agreement, at the Closing Seller shall deliver to Buyer copies of all Asset-Related Property as described in Section 2.1(b)(iii) through Section 2.1(b)(vii) to the extent the same are in the Seller’s possession or control but specifically excluding any Excluded Assets.  The delivery of such documents shall be deemed satisfied if such documents are at the Properties as of the Closing. In the event any Asset-Related Property is not assignable, Seller shall use commercially reasonable efforts after the Closing to provide Buyer, at no cost to Seller, with the economic benefits of such property by enforcing such property (at Buyer’s direction) for the benefit and at the expense of Buyer. The provisions of this Section 6.3 shall survive the Closing.

ARTICLE VII

RELEASE

SECTION 7.1.                                          DISCLAIMER. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE ASSETS IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS SET FORTH IN THIS AGREEMENT. SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE ASSETS NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS OR OTHER INFORMATION PERTAINING TO THE ASSETS OR THE OPERATION THEREOF FURNISHED BY SELLER, ITS REPRESENTATIVES OR OTHER PERSON ACTING ON SELLER’S BEHALF EXCEPT AS SET FORTH IN THIS AGREEMENT.

SECTION 7.2.                                          EXAMINATION; NO CONTINGENCIES.

(a)                                 IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OR MEMBER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE ASSETS, THE CONDITION OF THE ASSETS OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN

THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY CLOSING DOCUMENT. BUYER’S OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY CONTINGENCIES, DILIGENCE OR CONDITIONS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND ANY CLOSING DOCUMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSETS OR THE CONDITION OF THE ASSETS. BUYER AGREES THAT THE ASSETS WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSETS, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY CLOSING DOCUMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT AND ANY CLOSING DOCUMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE WITHOUT STATUTORY, EXPRESS OR IMPLIED WARRANTY, REPRESENTATION, AGREEMENT, STATEMENT OR EXPRESSION OF OPINION OF OR WITH RESPECT TO THE CONDITION OF THE ASSETS OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, (I) ANY AND ALL STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATED TO THE SUITABILITY FOR HABITATION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, (II) ANY STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE, BY ANY DESCRIPTION OF THE ASSETS OR BY OPERATION OF LAW, AND (III) ALL OTHER STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES BY SELLER WHATSOEVER. BUYER ACKNOWLEDGES THAT BUYER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)                                 FOR PURPOSES OF THIS AGREEMENT, THE TERM “CONDITION OF THE ASSETS” MEANS THE FOLLOWING MATTERS:

(i)                                     PHYSICAL CONDITION OF THE PROPERTY. THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY, THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE,

WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA, THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON. “HAZARDOUS MATERIALS” MEANS (A) THOSE SUBSTANCES INCLUDED WITHIN THE DEFINITIONS OF ANY ONE OR MORE OF THE TERMS “HAZARDOUS SUBSTANCES,” “TOXIC POLLUTANTS”, “HAZARDOUS MATERIALS”, “TOXIC SUBSTANCES”, AND “HAZARDOUS WASTE” IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ. (AS AMENDED), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, 49 U.S.C. SECTIONS 1801 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 AS AMENDED, 42 U.S.C. SECTION 6901 ET SEQ., SECTION 311 OF THE CLEAN WATER ACT, 15 U.S.C. § 2601 ET SEQ., 33 U.S.C. § 1251 ET SEQ., 42 U.S.C. 7401 ET SEQ., THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 2601 ET SEQ, AND THE REGULATIONS AND PUBLICATIONS ISSUED UNDER ANY SUCH LAWS, (B) PETROLEUM, RADON GAS, LEAD BASED PAINT, ASBESTOS OR ASBESTOS CONTAINING MATERIAL AND POLYCHLORINATED BIPHENYLS AND (C) MOLD OR WATER CONDITIONS WHICH MAY EXIST AT THE PROPERTY OR OTHER SUBSTANCES, WASTES OR MATERIALS LISTED OR DEFINED BY ANY STATE OR LOCAL STATUTES, REGULATIONS AND ORDINANCES PERTAINING TO THE PROTECTION OF HUMAN HEALTH AND THE ENVIRONMENT.

(ii)                                  ADEQUACY OF THE ASSETS. THE ECONOMIC FEASIBILITY, CASH FLOW AND EXPENSES OF THE ASSETS, AND HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY AND ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR USE OR PURPOSE.

(iii)                               LEGAL COMPLIANCE OF THE ASSETS. THE COMPLIANCE OR NON-COMPLIANCE OF SELLER OR THE OPERATION OF THE ASSETS OR ANY PART THEREOF IN ACCORDANCE WITH, AND THE CONTENTS OF, (A) ALL CODES, LAWS, ORDINANCES, REGULATIONS, AGREEMENTS, LICENSES, PERMITS, APPROVALS AND APPLICATIONS OF OR WITH ANY GOVERNMENTAL AUTHORITIES ASSERTING JURISDICTION OVER THE ASSET, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, BUILDING, PUBLIC WORKS, PARKING, FIRE AND POLICE ACCESS, HANDICAP ACCESS, LIFE SAFETY, SUBDIVISION AND SUBDIVISION SALES, AND HAZARDOUS MATERIALS, DANGEROUS, AND TOXIC SUBSTANCES, MATERIALS, CONDITIONS OR WASTE, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE ASSETS THAT WOULD CAUSE STATE OR FEDERAL AGENCIES TO ORDER A CLEAN UP OF THE ASSETS UNDER ANY

APPLICABLE LAW AND (B) ALL AGREEMENTS, COVENANTS, CONDITIONS, RESTRICTIONS (PUBLIC OR PRIVATE), DEVELOPMENT AGREEMENTS, SITE PLANS, BUILDING PERMITS, BUILDING RULES, AND OTHER INSTRUMENTS AND DOCUMENTS GOVERNING OR AFFECTING THE USE, MANAGEMENT, AND OPERATION OF THE ASSETS.

(iv)                              MATTERS DISCLOSED IN THE SCHEDULES AND THE ASSET FILE.  THOSE MATTERS REFERRED TO IN THIS AGREEMENT AND THE DOCUMENTS LISTED ON THE SCHEDULES ATTACHED HERETO AND THE MATTERS DISCLOSED IN THE ASSET FILE OR TO WHICH BUYER HAS KNOWLEDGE.

(v)                                 INSURANCE. THE AVAILABILITY, COST, TERMS AND COVERAGE OF LIABILITY, HAZARD, COMPREHENSIVE AND ANY OTHER INSURANCE OF OR WITH RESPECT TO THE ASSETS.

(vi)                              CONDITION OF TITLE. THE CONDITION OF TITLE TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, VESTING, LEGAL DESCRIPTION, MATTERS AFFECTING TITLE, TITLE DEFECTS, LIENS, ENCUMBRANCES, BOUNDARIES, ENCROACHMENTS, MINERAL RIGHTS, OPTIONS, EASEMENTS, AND ACCESS; VIOLATIONS OF RESTRICTIVE COVENANTS, ZONING ORDINANCES, SETBACK LINES, OR DEVELOPMENT AGREEMENTS; THE AVAILABILITY, COST, AND COVERAGE OF TITLE INSURANCE; LEASES, RENTAL AGREEMENTS, OCCUPANCY AGREEMENTS, RIGHTS OF PARTIES IN POSSESSION OF, USING, OR OCCUPYING THE PROPERTY; AND STANDBY FEES, TAXES, BONDS AND ASSESSMENTS.

SECTION 7.3.                                          RELEASE.

(a)                                 BUYER HEREBY AGREES THAT SELLER, AND EACH OF SELLER’S PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE OUT-OF-POCKET ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE ASSETS OR THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE ASSETS OR THE PROPERTY OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR

MATTER (REGARDLESS OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (A) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE PROPERTY REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY, (B) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE ASSETS, (C) ANY AND ALL MATTERS RELATED TO THE ASSETS OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE ASSETS AND EACH PART THEREOF, (D) ANY AND ALL MATTERS RELATED TO THE CURRENT OR FUTURE ZONING OR USE OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY VIOLATIONS, AND (E) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTY REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL RELEASEES BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, FRAUD OF SELLER, OR SELLER’S OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS. BUYER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTIONS 9601 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT, 42 U.S.C. § 6901 ET SEQ., THE FEDERAL WATER POLLUTION CONTROL ACT, 33 U.S.C. § 2601 ET SEQ., THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 2601 ET SEQ., THE CLEAN WATER ACT, 33 U.S.C. § 1251 ET SEQ., THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ., THE HAZARDOUS MATERIALS TRANSPORTATION ACT, 49 U.S.C. § 1801 ET SEQ., THE OCCUPATIONAL SAFETY AND HEALTH ACT, 29 U.S.C. § 651 ET SEQ., AND SIMILAR STATE AND LOCAL ENVIRONMENTAL LAWS (AS SUCH LAWS AND STATUTES MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), OR ANY APPLICABLE LAWS WHICH REGULATE OR CONTROL HAZARDOUS MATERIALS, POLLUTION, CONTAMINATION, NOISE, RADIATION, WATER, SOIL, SEDIMENT, AIR OR OTHER ENVIRONMENTAL MEDIA, OR AN ACTUAL OR POTENTIAL SPILL, LEAK, EMISSION, DISCHARGE, RELEASE OR DISPOSAL OF ANY HAZARDOUS MATERIALS OR OTHER MATERIALS, SUBSTANCES OR WASTE INTO WATER, SOIL, SEDIMENT, AIR OR ANY OTHER ENVIRONMENTAL MEDIA, DIRECTLY OR INDIRECTLY, AGAINST THE RELEASEES OR THEIR AGENTS IN CONNECTION WITH CLAIMS DESCRIBED ABOVE.

(b)                                 IN THIS CONNECTION AND TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW KNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGE, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN,

UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CLAIMS, DEBTS, AND CONTROVERSIES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER.

(c)                                  THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS.

(d)                                 SELLER HAS GIVEN BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR BUYER AGREEING TO THE PROVISIONS OF THIS SECTION 7.3. THE PROVISIONS OF THIS SECTION 7.3 SHALL SURVIVE THE CLOSING AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT THE CLOSING.

ARTICLE VIII

TITLE

SECTION 8.1.                                          Title . Seller’s fee simple interest in the Property is conveyed to Buyer, and Buyer purchases from Seller Seller’s fee simple interest in the Property subject only to the permitted exceptions as set forth on Schedule 8.1.

SECTION 8.2.                                          Certain Exceptions to Title; Inability to Convey.

(a)                                 Nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor.

(b)                                 Buyer agrees to purchase Seller’s interest in the Property subject to any and all Violations, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any condition, matter or thing whether or not noted, which, if noted, would result in a Violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations (and shall have no duty to remove or close any open or expired building permits) or other conditions, and Buyer shall accept the Property subject to all such Violations (and any open or expired building permits), the existence of any conditions at the Property which would give rise to such Violations (and any open or expired building permits), if any, and any claims of Governmental Authorities arising from the existence of such Violations in each case without any abatement of or credit against the Purchase Price. Notwithstanding the foregoing, Seller shall be responsible for the payment of any fees, fines or penalties payable in connection with any Violation existing as of the Closing that remains uncured for which a Tenant pursuant to its Space Lease does not otherwise have a duty to remove, cure or pay for.

SECTION 8.3.                                          Cooperation. In connection with the Closing, Buyer and Seller, as applicable, and to the extent requested by the Title Company, shall deliver to the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, and (b) a certificate of good standing of Buyer and Seller.

ARTICLE IX

TRANSACTION COSTS; RISK OF LOSS

SECTION 9.1.                                          Transaction Costs.

(a)                                 Buyer and Seller agree to comply with all real estate transfer and recordation tax laws applicable to the sale of the Assets. At Closing, Seller shall pay or cause to be paid (i) all transfer taxes, (ii) one-half (1/2) of the costs for the standard coverage provided in the Title Policies and (iii) one-half (1/2) of all escrow charges. At Closing, Buyer shall pay (i) one-half (1/2) of the costs for the standard coverage provided in the Title Policies, (ii) all costs and expenses for the Title Policies other than standard coverage (including premiums, endorsements, search costs, update charges and other title charges), (iii) one-half (1/2) of all escrow charges, (iv) all fees, costs or expenses in connection with Buyer’s due diligence reviews and analyses hereunder, (v) the cost of any update or recertification of surveys, (v) all costs associated with Buyer’s financing, including documentary stamp tax and intangible tax on any mortgage of the Property by Buyer and (vi) all recording fees (other than mortgage discharge recording fees) and documentary stamp fees. Any other transaction costs shall be paid by Buyer and Seller, as applicable, in accordance with local custom for the Property. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(b)                                 Each party to this Agreement shall indemnify the other party hereto and its respective successors and assigns from and against any and all Losses which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section 9.1. The provisions of this Section 9.1 shall survive the Closing indefinitely.

ARTICLE X

ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing, based upon a 365-day year, with Buyer being deemed to be the owner of the Assets during the entire day of the Closing Date and being entitled to receive all operating income of the Assets, and being obligated to pay all operating expenses of the Assets, with respect to the Closing Date and the net amount thereof under this Article X shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing:

SECTION 10.1.                                   Fixed Rents and Additional Rents.

(a)                                 All fixed rents (collectively, “Fixed Rents”) and Additional Rent (as hereinafter defined); Fixed Rents and Additional Rent being together referred to herein as “Rents”) which is not delinquent and paid by Tenants in connection with the Tenants’ occupancy of the Assets, security deposits (except as hereinafter provided) and other tenant charges shall be prorated with Seller being entitled to Rents attributable to periods prior to Closing and Buyer being entitled to Rents attributable to periods from and after Closing. Seller shall deliver or provide a credit in an amount equal to all prepaid Rents for periods from and after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by Tenants and are not applied in accordance with this Agreement or forfeited prior to the Closing) as set forth on Schedule 10.1, to Buyer on the Closing Date. A list of the unapplied tenant security deposits held by Seller under the Space Leases as of the Effective Date is set forth on Schedule 10.1.  Notwithstanding the foregoing, Rents that are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date.  At Closing, Seller shall deliver to Buyer a schedule of all such delinquent or payable but unpaid rent.  Buyer shall include such delinquencies (or unpaid amounts) in its normal billing (and Buyer shall deliver to Seller, concurrently with the delivery to Tenants, copies of all statements relating to Rent for a period prior to the Closing) and shall  in good faith use commercially reasonable efforts to pursue the collection of such past due Rents after the Closing Date (but Buyer shall not be required to call an event of default, litigate or implement collection procedures specifically in connection with the recovery from Tenants of such delinquencies or other unpaid amounts which are delinquent). To the extent Buyer receives payment of delinquent Rents (or income in connection with other tenant charges) on or after the Closing Date, such payments shall be applied (1) first, to the delinquent Rent (or other tenant charges) owed to Buyer in connection with the applicable Space Lease for the period following the month in which the Closing occurs, (2) second, toward the delinquent Rent (or other tenant charge) for the month in which the Closing occurs and (3) then to any delinquent rents (or other tenant charges) owed to Seller, with Seller’s share thereof being promptly delivered to Seller; provided, however, that any year-end or similar reconciliation payment shall be allocated as hereinafter provided.  Seller shall have no rights to collect such sums directly from the Tenants, and hereby covenants and agrees not to seek such sums in any manner whatsoever, including but not limited to bringing lawsuits against the Tenants for such collection, disturbing the possession, use or occupancy of the Tenants, seeking the termination of the applicable Space Lease or otherwise pursuing the eviction of such Tenant.  With respect to delinquent or other uncollected rents and any other amounts or other rights of any kind respecting Tenants who are no longer Tenants of the Property as of the Closing Date, Seller shall retain all of the rights relating thereto. For the purposes of this Section 10.1, the term “Additional Rent” shall mean amounts payable under any Space Lease for (A) so-called common area maintenance or “CAM” charges, and (B) so-called “escalation rent” or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter’s wages or insurance or other expenses of the Assets or otherwise and to the extent that a Space Lease provides for base year amounts for operating expenses or taxes, such base year amounts shall be prorated in determining Additional Rent with respect to such Space Lease. As to any Additional Rent in respect of an accounting period that shall have expired prior to the Closing but which is payable after the Closing, Buyer shall pay the entire amount over to Seller upon Buyer’s receipt thereof subject to this Section 10.1(a). Buyer shall include such Additional Rent delinquencies (or unpaid amounts) in its normal billing and shall in good faith use commercially reasonable efforts to pursue the collection of such past due Additional Rent after the Closing Date (but Buyer shall not be required to litigate or implement collection procedures specifically in connection with the recovery from Tenants of such delinquencies or other unpaid amounts).  This Section 10.1(a) and the obligations set forth herein shall survive the Closing for twelve (12) months.

(b)                                 In order to enable Buyer to make any year-end reconciliations of tenant reimbursements of Additional Rent for the year in which the Closing takes place after the end thereof, Buyer shall determine the amount actually paid or incurred by Seller in connection with the expenses used to calculate the Additional Rent for the portion of the year of Closing during which Seller owned the Property (“Seller’s Actual Reimbursable Tenant Expenses”) and the Additional Rent for such actually paid to Seller by Tenants for the portion of the year in which Closing occurs during which Seller owned the Property (“Seller’s Actual Tenant Reimbursements”). On or before the date that is one hundred sixty (160) days after the end of the year in which the Closing takes place (the “Reconciliation Period”), Buyer shall deliver to Seller a reconciliation statement (“Buyer’s Reconciliation Statement”) setting forth (i) Seller’s Actual Reimbursable Tenant Expenses, (ii) Seller’s Actual Tenant Reimbursements, and (iii) a calculation of the difference, if any, between the two (i.e., establishing that Seller’s Actual Reimbursable Tenant Expenses were either more or less than or equal to Seller’s Actual Tenant Reimbursements). Any amount due Seller pursuant to the foregoing calculation (in the event Seller’s Actual Tenant Reimbursements are less than Seller’s Actual Reimbursable Tenant Expenses) or Buyer (in the event Seller’s Actual Tenant Reimbursements are more than Seller’s Actual Reimbursable Tenant Expenses), as the case may be, shall be paid by Buyer to Seller or by Seller to Buyer, as the case may be, within thirty (30) days after delivery of Buyer’s Reconciliation Statement to Seller. If Buyer is paid any such amount by Seller, Buyer thereafter shall be obligated to promptly remit the applicable portion to the particular Tenants entitled thereto. Buyer shall indemnify, defend, and hold Seller and the other seller related parties harmless from and against any Losses arising out of or resulting from Buyer’s failure to remit any amounts actually received from Seller to Tenants in accordance with the provisions hereof. If Buyer has directly or indirectly transferred its interest in any part of the Assets to a successor-in-interest or assignee prior to the end of the Reconciliation Period, then, on or before the transfer of such interest, Buyer shall (i) in writing expressly obligate such successor-in-interest or assignee to be bound by the provisions of this Section 10.1, and (ii) deliver written notice of such transfer to Seller, and thereafter Seller shall make the deliveries specified above with respect to the Property to Buyer’s successor-in-interest or assignee.  Buyer’s Reconciliation Statement shall be final and binding for purposes of this Agreement absent manifest error.  The provisions of this Section 10.1(b) shall survive Closing until the end of the Reconciliation Period.

(c)                                  Seller shall be responsible for the reconciliation with Tenants of Additional Rent and Tenant reimbursements thereof for any calendar year prior to the year in which the Closing takes place. If the amount of Tenant reimbursements collected by Seller for such prior years is less than the amount of costs paid by Seller for such period in connection with the expenses used to calculate the Additional Rent (or less than the amount that Seller is entitled to recover under the terms of the Space Leases), then Buyer will use commercially reasonable efforts to collect such amounts from the Tenants in accordance with the procedure set forth in Section 10.1(a). If the amount of Tenant reimbursements collected by Seller for such prior calendar year exceeds the amount of costs paid by Seller with respect to such period (or the amount that Seller is entitled to recover under the terms of the Space Leases), then, to the extent required under the terms of the Space Leases, Seller shall remit such excess amounts to Buyer or to the applicable Tenants as instructed by Buyer. In connection with the foregoing, Seller shall be permitted to make and retain copies of all Space Leases and all billings concerning Tenant reimbursements for such prior years, and Buyer covenants and agrees to otherwise cooperate with Seller (at no out-of-pocket cost to Buyer) for the purpose of enabling Seller to adequately respond to any claim by Tenants for reimbursement of Tenant reimbursements previously paid by such Tenants which response shall be made by Buyer. The provisions of this Section 10.1(c) shall survive the Closing for twelve (12) months.

(d)                                 Until such time as all amounts required to be paid to Seller by Buyer pursuant to Section 10.1 shall have been paid in full, Buyer shall furnish to Seller, upon Seller’s request, a reporting of rents which have been collected by Buyer with respect to Space Leases with delinquent Rents as of the Closing.  The provisions of this Section shall survive Closing for twelve (12) months.

(e)                                  For the avoidance of doubt, from and after the Closing, Seller shall have no right to contact or communicate with any Tenant without the prior written approval of Buyer.

SECTION 10.2.                                   Taxes and Assessments. All real estate and personal property taxes and assessments with respect to the Assets located (a) in Indiana, shall be prorated between Seller and Buyer on a “cash basis” and (b) in Kentucky, shall be prorated between Seller and Buyer on an “accrual basis”.  Accordingly (assuming the Closing occurs in calendar year 2019), (x) with respect to the Assets located in Indiana, (1) Buyer and Seller shall prorate the real estate taxes at Closing based on real estate taxes payable in the calendar year 2019 (despite the fact that such taxes are assessed with respect to the calendar year 2018) (the “2018 Taxes”) with Seller being responsible for Seller’s Share (as defined below) of the 2018 Taxes and Buyer being responsible for Buyer’s Share (as defined below) of the 2018 Taxes and (2) all real estate and personal property taxes and assessments assessed for such Assets for the year of Closing (i.e., 2019) but payable in a subsequent year shall not be prorated and shall be payable by Buyer and (y) with respect to the Assets located in Kentucky, Buyer and Seller shall prorate the real estate taxes at Closing based on real estate taxes for the calendar year 2019 (regardless of when payable) with Seller being obligated to pay that portion of such taxes and assessments with respect to such Assets for all periods prior to the Closing Date and Buyer being obligated to pay the portion of such taxes and assessments with respect to such Assets for all periods from and after the Closing Date.  In no event shall Seller be charged with or be responsible for, nor shall Buyer receive a credit with respect to (i) any taxes payable in the calendar year 2020, (ii) any increase in the taxes on the Assets resulting from the sale of the Assets contemplated by this Agreement, (iii) any change in use of the Assets or Property on or after the Closing Date, or (iv) any improvements made or leases entered into on or after the Closing Date.  If any assessments on the Assets or Property are payable in installments, then the installment allocable to the period in which the Closing occurs shall be prorated as of the Closing Date (with Buyer being obligated to pay that portion of such installment attributable to the period on and after the Closing Date, as well as all installments coming due on or after the Closing Date). If Closing shall occur before the actual taxes payable during the year in which Closing occurs are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding tax year, calculated using the maximum discount allowed by law; provided, however, that, if the taxes payable during the year in which Closing occurs are thereafter determined to be more or less than the taxes payable during the preceding year, Seller and Buyer shall promptly (but no later than December 31 of the year such taxes have been paid in full) adjust the proration of such taxes, and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment; this covenant shall survive the Closing until December 31 of the year such taxes have been paid in full.  For purposes of this Section 10.2, (I) Seller’s Share shall mean the amount, expressed as a percentage, equal to the number of days the in 2019 in which the Seller owned the Assets (excluding the Closing Date) divided by 365 and (II) Buyer’s Share shall 100% minus Seller’s Share.

SECTION 10.3.                                   Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by Tenants pursuant to such Tenants’ Space Leases, for which no adjustment shall be made), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Assets, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than thirty (30) days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

SECTION 10.4.                                   Utility Charges. Buyer shall transfer all utilities at the Property to its name as of the Closing Date or as soon as reasonably practicable thereafter and where necessary, post deposits with the utility companies, and shall provide Seller evidence of the same at Closing and Seller shall terminate its accounts with such utility companies or as soon as reasonably practicable thereafter and provide Buyer with evidence of the same at Closing. Seller shall use commercially reasonable efforts to cause all utility meters to be read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date; provided that if any such deposit is transferred to Buyer at Closing, Seller shall receive a credit at Closing in the amount of the deposit so transferred. All charges for utilities shall be prorated within sixty (60) days after the Closing Date.

SECTION 10.5.                                   Reserved.

SECTION 10.6.                                   Reserved.

SECTION 10.7.                                   Leasing Costs. Seller shall be responsible and Buyer shall receive a credit at Closing for all Leasing Costs that are payable by reason of (i) the execution of a Space Lease in existence as of the Effective Date (an “Existing Lease”), (ii) the renewal, extension, expansion of, or the exercise of any other option under, an Existing Lease prior to the Effective Date, and (iii) amendments of an Existing Lease entered into prior to the Effective Date, in each case as set forth on Schedule 10.7 (collectively, “Seller’s Leasing Costs”). Buyer shall be responsible for the payment (or, in the case of any amounts payable prior to Closing, the reimbursement to Seller) of all other Leasing Costs, including all Leasing Costs as a result of renewals, extensions, expansions, or the exercise of any other option, occurring on or after the Effective Date under Existing Leases (collectively, “Buyer’s Leasing Costs”). In addition, Buyer shall assume the economic effect of any “free rent” or similar rent concessions pertaining to the period from and after the Closing Date and Buyer shall not receive a credit to the Purchase Price from Seller with respect to any “free rent” or similar rent concessions. If, as of the Closing Date, Seller shall have paid any Leasing Costs which are Buyer’s Leasing Costs, Buyer shall reimburse Seller therefor at Closing. Seller shall pay (or cause to be paid) prior to Closing or credit Buyer at Closing (to the extent unpaid), all Leasing Costs that remain unpaid or outstanding as of the Closing Date which are Seller’s Leasing Costs.

SECTION 10.8.                                   Assumed Contracts. Amounts due under the Assumed Contracts with Buyer to receive a credit at Closing for any amounts unpaid and attributable for the period prior to the Closing Date and Seller to receive a credit at Closing for any amounts previously paid and attributable to the period on and following the Closing Date.

SECTION 10.9.                                   Miscellaneous. If applicable, all owner’s association, condominium or similar fees and assessments due and payable with respect to the Property with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

SECTION 10.10.                            Tenant Obligations. Notwithstanding any herein to the contrary, there shall be no proration or credit in favor of Buyer or Seller for taxes, utilities, owner’s association fees or similar fees and assessments or other operating expenses or amounts to the extent a Tenant is obligated under its Space Lease to pay the same directly to the applicable third party, including, without limitation, the applicable service provider and/or Governmental Authority entitled to payment.

SECTION 10.11.                            Other Adjustments. If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Property are located, shall be prorated as applicable.

SECTION 10.12.                            Re-Adjustment. In the event any prorations or apportionments made under this Article X shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all reprorations contemplated by this Agreement shall be completed within one (1) year after Closing (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed two (2) years after Closing). The obligations of Seller and Buyer under this Article X shall survive the Closing for two (2) years.

ARTICLE XI

INDEMNIFICATION

SECTION 11.1.                                   Indemnification by Seller. Following the Closing and subject to Section 11.3(a), Section 11.4, Section 11.5 and Section 11.8, Seller shall indemnify and hold Buyer and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Buyer and any such Buyer-Related Entities in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or resulting from, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Seller contained in this Agreement or in any Closing Document.

SECTION 11.2.                                   Indemnification by Buyer. From and after the Closing and subject to Section 11.3(b), Section 11.4, Section 11.5 and Section 11.8, Buyer shall indemnify and hold Seller and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Seller-Related Entities”) harmless from any and all Losses suffered or incurred by Seller and any Seller-Related Entities in connection with any Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document.

SECTION 11.3.                                   Limitations on Indemnification.

(a)                                 Notwithstanding the foregoing provisions of Section 11.1, (a) Seller shall not be required to indemnify Buyer or any Buyer-Related Entities under Section 11.1 unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 exceeds the Basket Limitation and, in such event, Seller shall be responsible for all amounts without regard to the Basket Limitation, (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 exceed in the aggregate the Cap Limitation (provided that Seller’s obligations under Article X with respect to prorations and adjustments to the Purchase Price, Seller’s obligations under Section 15.2 with respect to the brokers and any fraud of Seller shall not be subject to the Basket Limitation or the Cap Limitation), and (c) in the event Buyer has Buyer’s Knowledge or is aware of any inaccuracy or breach of any representation, warranty, or covenant of Seller contained in this Agreement (a “Buyer Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Buyer and any Buyer-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article XI for, or any other claim or cause of action under this Agreement, whether at law or in equity on account of any such Buyer Waived Breach.

(b)                                 Notwithstanding the foregoing provisions of Section 11.1, (a) Buyer shall not be required to indemnify Seller or any Seller-Related Entities under Section 11.1 unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 exceeds the Basket Limitation and, in such event, Buyer shall be responsible for all amounts without regard to the Basket Limitation, (b) in no event shall the liability of Buyer with respect to the indemnification provided for in Section 11.1 exceed in the aggregate the Cap Limitation (provided that Buyer’s obligations under Article X with respect to prorations and adjustments to the Purchase Price. Buyer’s obligations under Section 15.2 with respect to the brokers, and any fraud of Buyer shall not be subject to the Basket Limitation or the Cap Limitation), and (c) in the event Seller has Seller’s Knowledge or is aware of any inaccuracy or breach of any representation, warranty, or covenant of Buyer contained in this Agreement (a “Seller Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Seller and any Seller-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article XI for, or any other claim or cause of action under this Agreement, whether at law or in equity on account of any such Seller Waived Breach.

SECTION 11.4.                                   Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents that expressly survive the Closing shall survive for a period of nine (9) months after the Closing unless a longer or shorter survival period is expressly provided for in this Agreement (the “Representation Termination Date”). No action or proceeding thereon shall be valid or enforceable, whether at law or in equity, if a legal proceeding is not commenced on or before the Representation Termination Date it being understood that, if such proceeding is commenced prior to the Representation Termination Date, then all rights and remedies with respect to the matters which are the subject of such proceeding shall survive until full and final resolution of such claim and, if applicable, full payment of any amounts owed to Buyer or Seller.

SECTION 11.5.                                   Notification. In the event that any indemnified party (the “Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto.

SECTION 11.6.                                   Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which expressly survives the Closing shall be the indemnifications provided for under this Article XI, except as it relates to prorations obligations under Article X and the indemnification obligations under Section 9.1, Section 15.2 and Section 15.20.

SECTION 11.7.                                   Tax Treatment of Indemnity. Seller and Buyer agree that any indemnity payments made under this Agreement shall be treated as adjustments to the Purchase Price for all tax purposes, unless otherwise required by Applicable Law.

SECTION 11.8.                                   Damages. In no event shall Buyer or any Buyer-Related Entity be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Seller. In no event shall Seller or Seller-Related Entity be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Buyer.

SECTION 11.9.                                   No Assumption of Liabilities. Except as otherwise expressly provided in this Agreement or in the Closing Documents, or as required by Applicable Law, and subject to Section 11.1 and Section 11.2 (as applicable), Seller and Buyer acknowledge and agree that by proceeding with the Closing, Buyer is not assuming from Seller or the Property Manager any liability or obligation for matters that arose prior to the Closing Date and Seller shall have no liability or obligation with respect to the Properties arising from and after the Closing Date.

ARTICLE XII

RESERVED

ARTICLE XIII

INTENTIONALLY OMITTED

ARTICLE XIV

INTENTIONALLY OMITTED

ARTICLE XV

MISCELLANEOUS

SECTION 15.1.                                   Exculpation.

(a)                                 Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement. The provisions of this Section 15.1(a) shall survive the Closing.

(b)                                 Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and their individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement. The provisions of this Section 15.1(b) shall survive the Closing.

SECTION 15.2.                                   Brokers.

(a)                                 Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Seller shall be responsible for the payment of any commission or fee due to Broker in connection with the subject transaction pursuant to a separate agreement. Seller agrees to indemnify, protect, defend and hold Buyer and the Buyer-Related Entities harmless from and against all Losses resulting from Seller’s breach of the foregoing representation in this Section 15.2(a). The provisions of this Section 15.2(a) shall survive the Closing indefinitely.

(b)                                 Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Buyer agrees to indemnify, protect, defend and hold Seller and the Seller-Related Entities harmless from and against all Losses resulting from Buyer’s breach of the foregoing representations in this Section 15.2(b). The provisions of this Section 15.2(b) shall survive the Closing indefinitely.

SECTION 15.3.                                   Confidentiality; Press Release; IRS Reporting Requirements.

(a)                                 Buyer and Seller, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Assets, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which Affiliates of Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, Affiliates, officers, directors, consultants, lenders, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality or (iii) to comply with any law, rule or regulation; provided, that the disclosing party shall provide prior written notice to the non-disclosing party in advance of such disclosure under this clause (iii) to the extent not prohibited under Applicable Law. The foregoing shall supersede any prior confidentiality agreement that may have been entered into by the parties. Notwithstanding the foregoing, nothing contained in this Agreement or in any other agreement between Seller and Buyer shall prohibit or limit Buyer or its Affiliates or Seller or its Affiliates from being able to disclose this Agreement or any documents or information relating thereto or in respect of the Property or this transaction to the extent necessary under the rules and regulations of any stock exchange, governmental agency or other regulatory body, or to the extent required by any examiners, regulators or similar authorities.  The provisions of this Section 15.3(a) shall survive the Closing or the termination of this Agreement for a period of one (1) year.

(b)                                 Neither Seller nor Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party and provided that the content of any such press release shall be subject to the prior written consent of the other party hereto and in no event shall any such press release issued by Buyer disclose the identity of Seller or Buyer, or either of their respective direct or indirect beneficial owners by name or the consideration paid to Seller for the Assets.

(c)                                  For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in Treasury Regulation Section 1.6045-4 and any successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person.

SECTION 15.4.                                   Escrow Provisions.

(a)                                 The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its fraud, gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.

(b)                                 The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer.

SECTION 15.5.                                   Reserved.

SECTION 15.6.                                   Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 15.7.                                   Intentionally Omitted.

SECTION 15.8.                                   Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

SECTION 15.9.                                   Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) sent by electronic mail so long as such notice is also provided by the method set forth in clause (a), (b) or (c) of this Section 15.9, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 15.9):

(a)                                 To Seller:

GPT Operating Partnership LP

90 Park Avenue, 32nd Floor

New York, New York 10016

Attn: General Counsel

Email: ematey@gptreit.com

and

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: Head, U.S. Asset Management

Email: realestatenotices@blackstone.com

and

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: General Counsel

Email: realestatenotices@blackstone.com

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Sasan Mehrara, Esq.
Email: smehrara@stblaw.com

(b)                                 To Buyer:

ILPT KYIN LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: John Murray
Email: Jmurray@rmrgroup.com

with copies thereof to:

Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199-3600
Attn:  John M. Creedon, Esq.
Email:  john.creedon@ropesgray.com

(c)                                  To the Title Company/Escrow Agent:

Chicago Title Insurance Company

711 Third Avenue (#500), New York, NY 10017

Attention: Neal J. Miranda

Email neal.miranda@ctt.com

Chicago Title Insurance Company

265 Franklin Street, Boston, MA 02110

Attention: Robert J. Capozzi, Esq.

Email: Robert.Capozzi@fnf.com

A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of email, upon the sender’s receipt of confirmation (which may be in the form of an automated electronic response) of delivery or upon the first attempted delivery on a Business Day. Buyer and Seller acknowledge that GPT Logistics Boulevard Owner LLC shall be the representative Seller (the “Representative Seller”) for the purpose of giving notice under this Agreement, and that any notice given by Representative Seller pursuant to this Section 15.9 shall be deemed to have been given by each Seller hereunder.

SECTION 15.10.                            Entire Agreement. This Agreement contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

SECTION 15.11.                            Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by Seller and Buyer or, with respect to a termination, except as otherwise specifically provided in this Agreement.  Any waiver or consent given under this Section 15.11 shall be effective only in the specific instance, and for the purpose, for which given.

SECTION 15.12.                            No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 15.13.                            Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

SECTION 15.14.                            Submission to Jurisdiction. Buyer and Seller each irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Buyer and Seller each further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Buyer and Seller each irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York and (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 15.15.                            Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law.

SECTION 15.16.                            Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 15.17.                            Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or PDF signatures delivered via email, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart, facsimile or PDF signatures delivered via email.

SECTION 15.18.                            Acceptance of Deed . The acceptance of the Deed by Buyer shall be deemed full compliance by Seller of all of Seller’s obligations under this Agreement except for those obligations of Seller which are specifically stated or intended to survive the delivery of the Deed or the Closing hereunder.

SECTION 15.19.                            Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

SECTION 15.20.                            Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto. In furtherance of the foregoing, Buyer hereby indemnifies Seller from and against any and all Losses arising out of a breach by Buyer of this Section 15.20. The provisions of this Section 15.20 shall survive the Closing indefinitely.

SECTION 15.21.                            Time is of the Essence. Seller and Buyer agree that time is of the essence with respect to the obligations of Seller and Buyer under this Agreement.

SECTION 15.22.                            Schedules. Seller and Buyer agree that disclosure of any fact or item on any schedule attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosed with respect to that other schedule so long as the relevance of such disclosure to such other section is reasonably apparent.

SECTION 15.23.                            Waiver of Jury Trial. Seller and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

SECTION 15.24.                            Financials.  Seller shall use commercially reasonable efforts to provide Buyer with reasonable access, during normal business hours, to the books and records of Seller in respect of the Property pertaining to the period of Sellers’ (or its direct or indirect owner’s) ownership, not to exceed three (3) calendar years, and to the extent in Sellers’ possession or control for the purpose of preparing audited financial statements for the Property, such financial statements to be prepared at Buyer’s sole cost and expense; provided that Seller shall have the right to redact information relating to assets and liabilities of Seller and its Affiliates and Seller-Related Entities.  Seller shall provide Buyer or its accountants with such certifications and representations (to the best of Seller’s actual knowledge) as to such books and records as Buyer or its accountants shall reasonably require in order to enable Buyer or its accountants to prepare such audited financial statements in accordance with the requirements of Regulation S-X, Rule 3-14 of the U.S. Securities and Exchange Commission.  Buyer shall be responsible for all out-of-pocket costs or expenses incurred by Seller or any of its Affiliates in connection with the preparation of such certifications and representations or for any other action taken by them pursuant to this Section 15.24.  Notwithstanding anything in this Section 15.24 to the contrary, (1) Seller shall not be required to provide any information concerning (a) Seller’s confidential financial analyses or projections, prepared for Seller’s internal purposes or otherwise not directly related to the operation of the Property or (b) financial statements of any Affiliate or Seller-Related Party (other than Property-level financial statements) and (2) Seller shall have no liability other than for fraud under this Section 15.24 with respect to any information, data or statements provided to Buyer pursuant to this Section 15.24, including, without limitation, any audit inquiry or representation letters. The provisions of this Section 15.24 shall survive the Closing, provided that Seller’s obligations under this Section 15.24 shall not continue beyond the first (1st) anniversary of the Closing Date.

SECTION 15.25.                            Joint and Several Obligations of Seller.  The representations, warranties, covenants, obligations and liabilities of Seller hereunder shall be joint and several and all references to Seller herein shall be deemed to refer to each Seller listed on Schedule A attached hereto both individually and collectively.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLER:

DH ANSON, LLC
GPT LAWRENCE OWNER LLC
GPT AIRWEST BOULEVARD OWNER LLC
GPT STANLEY ROAD OWNER LLC
GPT GREENWOOD OWNER LLC
GPT MT. COMFORT OWNER LLC
GPT LOGISTICS BOULEVARD OWNER LLC
RT HEBRON, LLC,
each, a Delaware limited liability company

By:	/s/ Ryan Ingle
Name:	Ryan Ingle
Title:	Principal

[signatures continue onto following page]

[Signature Page to Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BUYER:
ILPT KYIN LLC,
a Maryland limited liability company

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	President and Chief Executive Officer

[Signature Page to Agreement of Purchase and Sale]

JOINDER BY ESCROW AGENT

Chicago Title Insurance Company , referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of February 14, 2019 and accepts the obligations of the Escrow Agent as set forth herein.

ESCROW AGENT:
Chicago Title Insurance Company

By:	/s/ Neal J. Miranda
Name:	Neal J. Miranda
Title:	VP & Senior Counsel
Address:	Chicago Title Insurance Company 711 Third Ave (#500), NY, NY 10017 212-880-1237 - office neal.miranda@ctt.com CTIC-NY #1800 3469

JOINDER

1.                                                                                           In consideration of Buyer’s execution of that certain Agreement of Purchase and Sale (the “Agreement”) to which this “Joinder” is attached (and of which it forms a part), the undersigned (“Seller Parent”), hereby agrees to fulfill the post-Closing payment obligations of Seller on a joint and several basis with Seller under Section 11.1 of the Agreement (the “Obligations”) in accordance with the terms of the Agreement, in each case subject to the limitations set forth in the Agreement. Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2.                                                                                           Seller Parent acknowledges that Seller Parent is an affiliate of Seller and that Seller Parent will derive substantial benefits from the execution of the Agreement and the transactions contemplated thereby, and that Seller Parent’s execution of this Joinder is a material inducement and condition to Buyer’s execution of the Agreement.

3.                                                                                           Notwithstanding anything to the contrary contained in this Joinder, the obligations and liabilities of Seller Parent under this Joinder are subject to all limitations applicable to Seller’s obligations and liabilities under the Agreement, including, without limitation, the limitations set forth in Article XI of the Agreement, and all such limitations are incorporated herein by this reference as if set forth in full herein. Without limitation on the foregoing: (a) in no event shall Seller Parent’s liability under this Joinder exceed the Cap Limitation (subject to reduction for any claims or amounts actually paid by Seller and credited against the Cap Limitation) in the aggregate for all claims made by Buyer and any Buyer-Related Entities hereunder; and (b) all obligations and liabilities of Seller Parent under this Joinder (including any cause of action by reason of a breach thereof) shall survive the Closing but not beyond the Representation Termination Date unless a longer or shorter survival period is expressly provided for in this Agreement; provided, however, that no claim for indemnification and no action or proceeding with respect to such claims that are subject to the Representation Termination Date or a longer or shorter survival period as expressly provided for in the Agreement shall be valid or enforceable, at law or in equity, unless a claim notice is delivered prior to the Representation Termination Date or the applicable longer or shorter survival period as expressly provided for in this Agreement it being understood that, if such proceeding is commenced prior to the Representation Termination Date, then all rights and remedies with respect to the matters which are the subject of such proceeding shall survive until full and final resolution of such claim and, if applicable, full payment of any amounts owed to Buyer. Each of the obligations set forth in this Joinder is an unconditional guaranty of payment, not collection, and is in no way conditioned upon any requirement that Buyer first attempt to collect any amounts from Seller or resort to any security or other means of collecting payment. A separate proceeding or proceedings may be brought and prosecuted against Guarantor to enforce the obligations set forth in this Joinder, irrespective of whether any action is brought against Seller or any other person or whether Seller or any other person are joined in any such proceeding or proceedings.

4.                                                                                           The following Sections of the Agreement shall apply to this Joinder as though herein set forth in full, mutatis mutandis: Section 11.3, Section 11.4, Section 11.5, Section 11.8, Section 15.6 through Section 15.19 (with any notice to Seller Parent to be sent to the addresses set forth for Seller in Section 15.9 of the Agreement) and Section 15.21 through

Section 15.24. Seller Parent hereby makes each of the representations and warranties contained in Section 3.1 of the Agreement as to itself. Additionally, Buyer’s confidentiality obligations contained in Section 15.3(a) of the Agreement shall apply to any and all information relating to Seller Parent that may be provided to Buyer.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Agreement.

[Signature Page to Seller Joinder]

SELLER PARENT:
GPT Operating Partnership LP,
a Delaware limited partnership

By: BRE Glacier L.P., a Delaware limited partnership, its general partner

By:	/s/ Ryan Ingle
Name:	Ryan Ingle
Title:	Principal

[Signature Page to Seller Joinder]

EXHIBIT A

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

[BUYER] (and, together with its successors and assigns, “Buyer”)

Re:                             Lease dated [               ] (together with any and all amendments, guaranties or other lease documents set forth on the Schedule (as hereinafter defined), the “Lease”), by and between [            ] (“Landlord”) and [       ] (“Tenant”) for the premises located at [PROPERTY ADDRESS] (the “Premises”)

Ladies and Gentlemen:

The undersigned Tenant certifies to the Reliance Parties (as defined below) with respect to the Lease, as more particularly described in the attached Schedule A which is hereby incorporated (the “Schedule”), that:

1.                                      Tenant is the tenant under the Lease;

2.                                      The summary of the terms of the Lease contained in the Schedule is true and correct;

3.                                      Tenant has accepted possession of the Premises under the Lease;

4.                                      There are no rent abatements or free rent periods now or in the future other than as may be set forth on the Schedule;

5.                                      The Lease consists only of the documents identified in Item 3 on the Schedule and there are no other written or oral agreements concerning the Premises between Landlord and Tenant other than the Lease;

6.                                      The Lease is in full force and effect and, except as may be indicated on the Schedule, has not been assigned, modified, supplemented or amended in any way;

7.                                      All construction and other obligations to be performed or paid for by Landlord have been satisfied, except as may be indicated on the Schedule;

8.                                      Any payments by Landlord to Tenant for tenant improvements which are required under the Lease have been made, except as may be indicated on the Schedule;

9.                                      On this date, there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord, Tenant is not currently in default under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant, or to the best of Tenant’s knowledge, a default by Landlord, under the Lease;

10.                               On this date, there are no existing offsets, abatements, deductions or otherwise against the rent payable under the Lease except as may be indicated on the Schedule;

11.                               Tenant has not paid a security or other deposit to Landlord with respect to the Lease, except as may be indicated on the Schedule.

12.                               No rent (including expense reimbursements), other than for the current month, has been paid in advance, except as may be indicated on the Schedule, and the current monthly base rent under the Lease and any other current monthly rent, including operating expenses and real estate taxes, are shown in Item 7 on the Schedule;

13.                               [Except as set forth in Section [    ] of the Lease,](2) Tenant has no purchase rights, extension rights, expansion rights, rights of first offer, rights of first refusal, exclusives, right to lease other premises, or rights to have Landlord perform Tenant’s obligations under leases of other premises;

14.                               Tenant has no right to terminate the Lease [except as set forth in Section [    ] of the Lease](3); and

15.                               Tenant has not filed on its behalf, nor to Tenant’s knowledge, has any party initiated against Tenant, proceedings for relief under bankruptcy, insolvency or other proceedings.

The undersigned hereby certifies that he/she is duly authorized and empowered to execute and deliver this certificate on behalf of Tenant and that the truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) Buyer, (iii) each lender (“Lender”) of Landlord or Buyer (or any of their respective direct or indirect owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

Very truly yours,

[TENANT]

By:
Name:
Title:

Date: , 20

(2)  To be included if applicable.

(3)  To be included if applicable.

SCHEDULE A

Summary of Lease Terms

(1)	Name of Tenant: [TENANT]
Name of Landlord: [LANDLORD]

(2)	Lease Date: [LEASE DATE]

(3)	Amendments, Separate Agreements, if any:

[LEASE AGREEMENT]	[LEASE DATE]
[AMENDMENT / SEPARATE AGREEMENT 1]	[DATE 1]
[AMENDMENT / SEPARATE AGREEMENT 2]	[DATE 2]
[AMENDMENT / SEPARATE AGREEMENT 3]	[DATE 3]
[AMENDMENT / SEPARATE AGREEMENT 4]	[DATE 4]

(4)	Square Footage: [SQUARE FEET]

(5)	Lease Commencement Date: [COMMENCEMENT DATE]

(6)	Current Lease Expiration: [EXPIRATION DATE]

(7)	Current Monthly Base Rent:	[$BASE MO. RENT]	paid through:
	Current Monthly Expense Reimbursement:	[$TOTAL EXPENSES]	paid through:
	Other Current Monthly Rent Not Otherwise Identified Above:	[$ OTHER]	paid through:
	Current Total Monthly Rent:	[$ TOTAL RENT]
	Tenant has the following abatement(s) remaining:	[$ FREE RENT]

(8)	Security Deposit (currently held by Landlord): [$ SECURITY DEPOSIT]

(9)	Percentage Rent:

(10)	Assignees/Subtenants: [SUBTENANT]

(11)	Lease Guarantor(s): [GUARANTOR]

(12)	Tenant Improvement Allowance Balance: [$ TI BALANCE]

EXHIBIT B

[Reserved.]

EXHIBIT C

FORM OF ASSIGNMENT OF LEASES

Assignment and Assumption of Leases

This ASSIGNMENT AND ASSUMPTION OF LEASES AGREEMENT (this “Assignment”) is made and entered into as of the      day of             , 20     (the “Effective Date”) by and between [SELLER], a [                               ] ([individually or collectively, as the context requires,] “Assignor”) and [                                               ], a [                                               ]([individually or collectively, as the context requires,] “Assignee”).

WITNESSETH

WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of [                      , 20  ] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and

WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, all of the interests of the “landlord”, “lessor”, or “owner” in and to those certain lease agreements described on Exhibit A (collectively, the “Leases”).

NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.        Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of Assignor’s right, title and interest of the “landlord,” “lessor,” or “owner” in and to the Leases.

2.        Assignee hereby assumes, from and after the Effective Date, the performance of all of the terms, covenants and conditions of the Leases on Assignor’s part as the “landlord,” “lessor,” or “owner” to be performed thereunder from and after the Effective Date but not prior thereto.

3.        This Assignment shall be binding upon, and inure to the benefit of, Assignor, Assignee and their respective successors and assigns.

4.        This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.

5.        No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee.  In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.

6.        This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the date first written above.

ASSIGNOR:

[SELLER NAME],
a [ ]

By:
Name:
Title:

ASSIGNEE:

[ ],

By:
Name:
Title:

Exhibit A

Leases

EXHIBIT D

FORM OF ASSIGNMENT OF CONTRACTS

Assignment and Assumption of Contracts Agreement

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT (this “Assignment”) is made and entered into as of this      day of            , 20     (the “Effective Date”) by and between [SELLER NAME], a [                         ] ([individually or collectively, as the context requires,] “Assignor”) and [                                        ], a [                                       ] ([individually or collectively, as the context requires,] “Assignee”).

WITNESSETH

WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of [                  , 20  ] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and

WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, all of Assignor’s right, title and interest in and to those certain agreements described on Exhibit A (collectively, the “Contracts”).

NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.              Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of Assignor’s right, title and interest in the Contracts.

2.              Assignee hereby assumes from and after the Effective Date the performance of all of the terms, covenants and conditions of the Contracts on Assignor’s part to be performed thereunder from and after the Effective Date but not prior thereto.

3.              This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.              This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.

5.              No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee.  In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.

6.              This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the date first written above.

ASSIGNOR:

[SELLER NAME],
a [ ]

By:
Name:
Title:

ASSIGNEE:

[ ],

By:
Name:
Title:

Exhibit A

Contracts

EXHIBIT E

FORM OF TENANT NOTICES

                     , 20

[Tenant]

[Address]

Re:     The property commonly known as [PROPERTY NAME (ADDRESS)], located in [                              ] (the “Property”)

Dear Tenant:

1.              As of the date of this letter, [SELLER], a [                                     ] (“Seller”), has transferred its [leasehold/ownership] interest in the Property to [                                    ] (“Buyer”).  Seller’s interest in your lease has been assigned to Buyer and Buyer has assumed the obligations as landlord under your lease which accrue from and after the date hereof.

2.              Your security deposit or letter of credit, if any, has been transferred to Buyer.

3.              From this date on, please remit all rent payments and future correspondence to Buyer at the address listed on Schedule A.

4.              Buyer’s management group will contact all tenants with further information.

[remainder of page intentionally left blank]

SELLER:

[SELLER NAME],
a [ ]

By:
Name:
Title:

BUYER:

[ ],

By:
Name:
Title:

SCHEDULE A

For all notices and written correspondence:

[Assignee/Buyer]

[Address]

[Attention:                           ]

with a copy to:

[Assignee/Buyer]

[Address]

[Attention:                           ]

For all rent and other payments by wire:

[to be provided separately]

EXHIBIT F

FORM OF ASSIGNMENT OF LICENSES, PERMITS, WARRANTIES AND GENERAL INTANGIBLES

Assignment of Licenses, Permits, Warranties and General Intangibles

This ASSIGNMENT OF LICENSES, PERMITS, WARRANTIES AND GENERAL INTANGIBLES AGREEMENT (this “Assignment”) is made and entered into as of this    day of       , 20   (the “Effective Date”) by and between [SELLER], a [                 ] ([individually or collectively, as the context requires,] “Assignor”) and [                     ], a [                       ] ([individually or collectively, as the context requires,] “Assignee”).

WITNESSETH

WHEREAS, Assignor, as seller, and Assignee, as buyer, have entered into that certain Agreement of Purchase and Sale, dated as of [             , 20  ] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”); and

WHEREAS, under the Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, any and all of Assignor’s right, title and interest in and to any and all licenses, permits, warranties and intangible property used solely in connection with the operation of the Property (but not including any Excluded Assets (as defined in the Agreement) (collectively, the “Assigned Property”), to the extent such Assigned Property is assignable.

NOW, THEREFORE, effective as of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.              Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date, all of Assignor’s right, title and interest in and to the Assigned Property.

2.              Assignee hereby assumes, from and after the Effective Date, the performance of all of the terms, covenants and conditions of the Assigned Property on Assignor’s part to be performed thereunder from and after the Effective Date but not prior thereto.

3.              This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.              This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.

5.              No amendment or modification to any terms of this Assignment, waiver of the obligations of Assignor or Assignee hereunder, or termination of this Assignment, shall be valid unless in writing and signed by Assignor and Assignee.  In the event that the terms of this Assignment conflict with the terms of the Agreement, the Agreement shall control.

6.              This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the date first written above.

ASSIGNOR:

[SELLER NAME],
a [ ]

By:
Name:
Title:

ASSIGNEE:

[ ],

By:
Name:
Title:

Exhibit A

Legal Description of Property

[                                        ]

EXHIBIT G-1

FORM OF INDIANA DEED

[See attached]

SPECIAL WARRANTY DEED

THIS INDENTURE WITNESSETH THAT                               , a                   (“Grantor”), for and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, CONVEYS and SPECIALLY WARRANTS (the warranty of Grantor being limited as hereinafter set forth) to                                  , a                                   (“Grantee”), the following described real estate in              County, Indiana:

See Exhibit A attached hereto and incorporated herein by reference (the “Real Estate”).

Grantor covenants that the Real Estate is free of any encumbrance made or suffered by Grantor, except any of the matters listed on Exhibit B, attached hereto and incorporated herein by this reference.

Grantor, as its sole warranty herein, warrants to Grantee and its successors and assigns, that Grantor will forever defend title to the Real Estate (subject, however, to the foregoing exceptions) against the lawful claims of all persons claiming title to or asserting claims affecting title to the Real Estate (or any part thereof) by, through or under Grantor, but not otherwise.

The undersigned person executing this Special Warranty Deed on behalf of Grantor represents and certifies that (s)he is fully empowered to execute and deliver this Special Warranty Deed for and on behalf of Grantor; that Grantor has all requisite capacity to convey the Real Estate; and that all necessary action for the making of such conveyance has been taken and done.

IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed as of the          day of                   , 2019.

, a

By:

Printed Name:

Title:

STATE OF	)

)SS:

COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared                          , known to me to be an authorized signatory of                                 , and acknowledged the execution of the foregoing for and on behalf of said               .

Witness my hand and Notarial Seal, this             day of                               , 2019

Notary Public - Signature

Notary Public - Printed

My Commission Expires:	My County of Residence:

I affirm under the penalties of perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

This instrument prepared by                                       , attorney at law,                                                                                      .

Subsequent tax bills sent to:

EXHIBIT A

LEGAL DESCRIPTION

[                                          ]

EXHIBIT B

PERMITTED EXCEPTIONS

EXHIBIT G-2

FORM OF KENTUCKY DEED

[See attached]

This Instrument Prepared by

and when Recorded Return to:

[MUST BE SIGNED]

Send Subsequent Tax Bills to:

SPECIAL WARRANTY DEED

STATE OF KENTUCKY	)
) ss. KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	)

This Special Warranty Deed is made to be effective as of                 , 2016, by and between                      , a                  (the “Grantor”), having an address of                                    , and                             , a                                    (the “Grantee”), having an address of                                     .  The in-care-of address to which the property tax bill for the year in which the Property is transferred may be sent is                                               .

Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) paid to Grantor by Grantee, the receipt and sufficiency whereof are hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does hereby GRANT, SELL AND CONVEY unto Grantee, all of that certain real property situated in                                County, Kentucky, more particularly described in Exhibit A, attached hereto and incorporated herein by reference, together with all buildings, structures and improvements located thereon and all fixtures affixed thereto and all easements, rights and appurtenances pertaining to such property, including any right, title and interest of the Grantor in and to adjacent streets, alleys or rights-of-way (collectively, the “Property”).

SUBJECT, HOWEVER, to the matters listed on Exhibit B, attached hereto and incorporated herein by this reference (collectively, the “Permitted Encumbrances”); provided, however, that the reference to the Permitted Encumbrances shall not be deemed to re-impose any of same.

TO HAVE AND TO HOLD the Property, subject to the Permitted Encumbrances, unto Grantee, Grantee’s successors and assigns, forever; and Grantor does hereby covenant with Grantee that subject only to the Permitted Encumbrances, Grantor will warrant and forever defend all and singular the Property, unto Grantee, its successors and assigns, against the lawful claims and demands of all persons claiming, by, through or under Grantor ONLY, but not further or otherwise.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

EXECUTED to be effective as of the day and year first written above.

, a

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

I,                      , Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                          , the                   of                  , a                          , personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this     day of               , 2016, and acknowledged and swore that he/she signed and delivered the said instrument as his/her own free and voluntary act on behalf of said entity, for the uses and purposes therein set forth.

Given under my hand and seal this      day of              , 2016.

	•	Notary Public, State of

My commission expires:

[Signature Page: Special Warranty Deed]

CONSIDERATION CERTIFICATE

, a                            , the Grantor, and                        , a                             , the Grantee, do hereby state, pursuant to KRS Chapter 382, that the consideration set forth in the foregoing Special Warranty Deed is nominal and the estimated fair cash value of the property therein conveyed is $                         .

GRANTOR:

, a

By:
Name:
Title:

GRANTEE:

, a

By:
Name:
Title:

[Consideration Certificate: Special Warranty Deed]

STATE OF	)
) ss.
COUNTY OF	)

I,                      , Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                          , the                   of                  , a                          , personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this     day of               , 2016, and acknowledged and swore that he/she signed and delivered the said instrument as his/her own free and voluntary act on behalf of said entity, for the uses and purposes therein set forth.

Given under my hand and seal this      day of              , 2016.

	•	Notary Public, State of

My commission expires:

•

STATE OF	)
) ss.
COUNTY OF	)

I,                      , Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                          , the                   of                  , a                          , personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this     day of               , 2016, and acknowledged and swore that he/she signed and delivered the said instrument as his/her own free and voluntary act on behalf of said entity, for the uses and purposes therein set forth.

Given under my hand and seal this      day of              , 2016.

	•	Notary Public, State of

My commission expires:

[Preparation Clause: Special Warranty Deed]

Exhibit A

Legal Description

Address:

P.I.N./Tax Parcel Number:

Prior Deed Reference:

[Exhibit A: Special Warranty Deed]

EXHIBIT B

Permitted Encumbrances

EXHIBIT H

FORM OF BILL OF SALE

Bill of Sale

Dated:                     , 20

[SELLER], a [                                 ], as seller ([individually or collectively, as the context requires,] “Seller”), and [                             ], a [                                 ] as buyer ([individually or collectively, as the context requires,] “Buyer”), have entered into that certain Agreement of Purchase and Sale, dated as of [                  , 20   ] (as the same may be amended, modified and/or supplemented from time to time, the “Agreement”).  Defined terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Agreement.

Pursuant to the Agreement, Seller has agreed to sell to Buyer all furniture, fixtures, equipment and other personal property which are placed in or attached to the Property and are owned by Seller and used solely in connection with the operation of the Property (but not including the Excluded Assets (as defined in the Agreement)) (the “Transferred Assets”).

Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, grant, assign, convey, transfer and set over unto Buyer, all of Seller’s right, title and interest in and to the Transferred Assets.

TO HAVE AND TO HOLD the same unto Buyer forever from and after the date hereof.

This Bill of Sale is made without warranty or representation, express or implied, by or recourse against Seller of any kind or nature whatsoever except as set forth in the Agreement.

The Bill of Sale shall be binding upon, and inure to the benefit of, Seller and Buyer and their respective successors and assigns.

The Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of New York.

In the event that the terms of this Bill of Sale conflict with the terms of the Agreement, the Agreement shall control.

[remainder of page intentionally left blank]

This Bill of Sale has been duly executed by Seller as of the date first written above.

SELLER:

[SELLER NAME],
a [ ]

By:
Name:
Title:

EXHIBIT I

FORM OF FIRPTA CERTIFICATE

CERTIFICATE OF NON-FOREIGN STATUS

[PROPERTY NAME; ADDRESS]

This certificate (this “Certificate”) is furnished to [                       ], a [                       ] (“Buyer”), pursuant to that certain Agreement of Purchase and Sale dated as of [                      , 20   ] between [SELLER], a [                           ] (“Seller”) and Buyer, for the purpose of establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1445 of the Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be deemed the transferor of the property and not the disregarded entity.  To inform Buyer that withholding of tax is not required upon the disposition of a U.S. real property interest by [SELLER], a [                          ] (“Transferor”) (the owner, for U.S. federal income tax purposes, of Seller, which is a disregarded entity for U.S. federal income tax purposes), the undersigned hereby certifies the following on behalf of transferor:

1.              Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations).

2.              Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations.

3.              Transferor’s U.S. employer identification number is [                   ]

4.              Transferor’s office address is [                                        ].

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of                      , 20   .

TRANSFEROR:

[SELLER NAME], a [ ]

By: [MANAGER NAME], a [ ], its Manager

By:
Name:
Title:

EXHIBIT J

FORM OF TITLE AFFIDAVIT

TITLE-AFFIDAVIT

dated as of      /     /18

Re:                             Owner:

See annexed SIGNATURE PAGE TO TITLE-AFFIDAVIT

Title Insurer:

Chicago Title Insurance Company (“CTIC”), and coinsurers (if any)

Commitment #:

                                   issued by CTIC

Premises:

Certifications:

In connection with the above, the undersigned certifies the following to Title Insurer as to the Premises but only as to the period between date of acquisition by the undersigned and the date hereof (subject to any exceptions expressly noted below):

Mechanics Liens:

A.                                    All labor, services or materials rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises contracted for or requested by the undersigned have been completed and paid for in full, with the possible exception of routine repairs and/or maintenance which have been or will be duly paid in the ordinary course of business; and

B.                                    To the actual knowledge of the undersigned, all other labor, services or materials rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.

Tenants/Parties in Possession:

Except as shown in the Commitment (with respect to tenancies of record), including matters disclosed in the underlying exception documents of record referenced therein, there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than those tenants identified on the annexed RENT-ROLL (and any subtenants thereunder), which tenants have rights as tenants only and do not have options to purchase all or part of the Premises (“OTPs”), rights of first refusal to acquire all or part of the Premises (“ROFRs”) or rights of first offer to acquire all or part of the Premises (“ROFOs”).

Unrecorded OTPs, ROFRs and ROFOs:

The undersigned has not entered into (and has no actual knowledge of) any unrecorded OTPs, ROFRs or ROFOs which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction, except as set forth in the Commitment.

Covenants & Restrictions:

To the actual knowledge of the undersigned:

a.                                      the undersigned has received no written notice of past or present violations of any effective covenants, conditions or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured; and

b.                                      Any charge or assessment provided for in any of the CC&Rs has been or will be duly paid in the ordinary course of business.

Bankruptcy:

No proceedings in bankruptcy or receivership have been instituted by or against the undersigned (or its constituent entities) which are now pending, nor has the undersigned (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.

Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq., the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws (hereafter referred to in the aggregate as “PACA/PASA”):

To the actual knowledge of the undersigned:

(a)                                 There are no outstanding unpaid sellers or suppliers of PACA/PASA commodities or products;

(b)                                 No written notices of claim or written notices of intent to preserve claim rights have been received by Owner from PACA/PASA sellers or suppliers; and

(c)                                  There are no parties claiming to hold or assert rights, claims or interests under PACA/PASA against Owner.

Exceptions to the foregoing Certifications, if any, are listed hereinafter:

Gap Indemnification:

Between the date hereof and the date of recording of the insured conveyance but in no event later than 5 business days from the date hereof (hereinafter, the “Gap Period”), Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

Further Assurances:

The undersigned hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:

This document may be executed in counterparts.

Inducement and Indemnification:

The undersigned provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify, defend and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:

Any statement “to the actual knowledge of the Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of the Owner has no knowledge that such statement is untrue (and, for this purpose, the Owner’s knowledge shall mean the present actual knowledge [excluding constructive or imputed knowledge] of the Designated Representative, but such Designated Representative shall not have any liability in connection herewith. *** Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this document shall survive until 6 months after the date hereof, at which time the provisions hereof (and any potential cause of action resulting from any breach for which Title Insurer has not given Owner written notice) shall terminate; and (2) to the extent Title Insurer shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the Owner shall have no liability with respect to the same.  *** The “Designated Representative” for the Owner is                                    . *** The Designated Representative of the Owner is an individual affiliated with, or employed by, the Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications herein concerning the Premises.

SEE ANNEXED SIGNATURE PAGE TO TITLE-AFFIDAVIT

SIGNATURE PAGE TO TITLE-AFFIDAVIT

OWNER:
, a

By:
Name:
Title:

Subscribed and sworn to before me on / 18

Notary Public

RENT-ROLL

SEE ANNEXED